Exhibit 10.16

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 14, 2018, is made by and among, California BanCorp, a California corporation (the “Company”), and the Purchasers listed on Exhibit A hereto, together with their permitted transferees (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC under the Securities Act.

B. The Purchasers desire to purchase and the Company desires to sell, upon the terms and conditions stated in this Agreement, an aggregate of 1,177,000 shares of Common Stock.

C. The capitalized terms used herein and not otherwise defined have the meanings given them in Article 7.

AGREEMENT

In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers (severally and not jointly) hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF SECURITIES

1.1            Purchase and Sale of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will, severally and not jointly, purchase from the Company, the number of shares of Common Stock (the “Shares”) set forth opposite such Purchaser’s name on Exhibit A hereto. The purchase price for each Share shall be $21.25 (the “Purchase Price”).

1.2            Payment. At the Closing, each Purchaser will pay the aggregate Purchase Price set forth opposite its name on Exhibit A hereto by wire transfer of immediately available funds in accordance with wire instructions provided by the Company to the Purchasers not later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date. The Company will issue to each Purchaser (in the name of such Purchaser or its nominees in accordance with its delivery instructions) stock certificates representing the number of Shares set forth opposite such Purchaser’s name on Exhibit A against delivery of the aggregate Purchase Price set forth opposite such Purchaser’s name on Exhibit A on the Closing Date.

1.3            Closing Date. The closing of the transaction contemplated by this Agreement will take place on August 15, 2018 (the “Closing Date”) and the closing (the “Closing”) will be held at the offices of Stinson Leonard Street LLP, 6400 South Fiddlers Green Circle, Suite 1900, Greenwood Village, Colorado 80111, or at such other time and place as shall be agreed upon by the Company and the Purchasers hereunder of a majority in interest of the aggregate Shares.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as specifically contemplated by this Agreement, the Company hereby represents and warrants to each Purchaser and each of the Placement Agents as of the date hereof and as of the Closing Date that:

2.1            Organization and Qualification.

(a)        The Company is duly incorporated, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own, lease, use and/or operate its properties and assets and to conduct its business as currently conducted. The Company is duly qualified to do business and is in good standing under the laws of each other jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

(b)        Each Subsidiary of the Company is duly incorporated (or organized) and is validly existing as a corporation or other organization (or, in the case of California Bank of Commerce, a California corporation (the “Bank”), as a state bank) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease, use and/or operate its properties and assets and to conduct its business as currently conducted. Each Subsidiary is duly qualified as a foreign corporation (or other organization) to do business and is in good standing under the laws of each other jurisdiction in which the nature of the business conducted by it or property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Bank is the only direct or indirect Subsidiary of the Company. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of its Subsidiaries free and clear of any and all liens, pledges, restrictions or encumbrances, other than the pledge of all of the Bank’s capital stock to secure a loan made to the Company, and all the issued and outstanding shares of capital stock or comparable equity interests of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase the securities thereof. Other than the Bank, the Company does not own, directly or indirectly, more than five percent of the equity interests of any corporation, partnership, limited liability company, association or other entity.

2.2            Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the Transactions and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the Transactions have been duly authorized by the Company’s Board of Directors (or a duly appointed and authorized committee thereof) and no further consent, authorization or other corporate action of the Company, its Board of Directors, or its shareholders is required in connection therewith. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. There are no shareholder agreements, voting agreements, voting trust agreements or similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

2.3            Capitalization. The authorized capital stock of the Company, as of the close of business of the day preceding the date hereof, consisted of 40,000,000 shares of Common Stock, without par value, of which 6,791,906 shares were issued and outstanding, and 10,000,000 shares of Preferred Stock, without par value, none of which is issued or outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, fully paid, and nonassessable and have been issued and sold in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued and sold in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Company has reserved 1,690,485 shares of Common Stock for issuance to officers, directors, employees, and consultants pursuant to the California Bank of Commerce 2007 Equity Incentive Plan, the California Bank of Commerce 2014 Equity Incentive Plan and the California Bank of Commerce 2017 Equity Incentive Plan (the “Stock Plans”), of which options to purchase 346,788 shares of Common Stock have been granted and are currently outstanding, 51,216 restricted shares of Common Stock have been issued and are currently outstanding, and 503,052 shares of Common Stock remain available for issuance pursuant to the Stock Plans. There are no (i) authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its Subsidiaries, in each case other than those issued or granted pursuant to the Stock Plans, or (ii) outstanding securities or investments of the Company or any Subsidiary that contain any redemption or similar provision and there are no contracts or arrangements by which the Company or any Subsidiary may become bound to redeem a security of the Company or any Subsidiary. The Company’s Articles of Incorporation (the “Articles”), as in effect on the date hereof, and the Company’s Bylaws (the “Bylaws”) as in effect on the date hereof, are each in the form made available to the Purchasers and no amendment or modification of either the Articles or the Bylaws has been approved by, or has been presented to, the shareholders or the Board of Directors of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares.

2.4            Issuance of Securities. The offer and sale of the Shares have been duly and validly authorized and, upon issuance and sale to the Purchasers in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free and clear of all liens, pledges, restrictions or encumbrances (other than restrictions on transfer under federal and state securities laws) and will not be subject to preemptive rights, rights of first refusal or other similar rights of any security holder of the Company or any other Person.

2.5            Compliance with Laws.

(a)        The Company and each Subsidiary has been and is in compliance, in all material respects, with all applicable laws, rules and regulations (including, without limitation, all applicable regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the California Department of Business Oversight (the “CDBO”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act (“CRA”), the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or body and any other applicable federal or state banking authority).

(b)        To the Company’s Knowledge, there are no facts or circumstances, and there is no reason to believe that any facts or circumstances exist, that could cause the Bank (i) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA PATRIOT Act, or any order issued with respect to the Money Laundering Laws; (iii) to be deemed not to be in satisfactory compliance, in any material respect, with the Home Mortgage Disclosure Act, the Fair Housing Act, the Equal Credit Opportunity Act; or (iv) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(c)        Since June 30, 2017 the Company, and since December 31, 2012, the Bank, and each of their respective Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the CDBO, the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, including, without limitation, all financial statement information required to be filed by it under the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, as amended (“BHC Act”). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the Bank, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the CDBO, the Federal Reserve, the FDIC, and any other applicable federal or state securities or banking authorities, as the case may be.

(d)        As of June 30, 2018, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the Federal Reserve’s definition and under the FDIC’s regulatory framework for prompt corrective action, respectively.

(e)        None of the Company, the Bank or any of their respective Subsidiaries is a party or subject to any formal or informal agreement, memorandum of understanding, consent decree, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, or has adopted any board resolutions at the request of, the Federal Reserve, the FDIC, the CDBO or any other bank regulatory authority that imposes any restrictions or requirements on the conduct of its business or that in any manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or operations (each item in this sentence, a

“Regulatory Agreement”), nor has the Company, the Bank or any of their respective Subsidiaries been advised by any bank regulatory or governmental authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(f)        The Bank and each of its Subsidiaries has properly administered, in all material respects, all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, the Bank or any of their respective Subsidiaries or any of their respective directors, officers or employees has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account. The accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(g)        The Company, the Bank, and their respective officers and directors are in material compliance with all federal and state laws and regulations governing extensions of credit to officers and directors, and that the Company and Bank are in material compliance with all federal and state laws and regulations governing transactions between Affiliates.

(h)        The deposit accounts of the Bank are insured by the FDIC up to the legal maximum, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or, to the Company’s Knowledge, threatened.

2.6            No Conflicts; Government Consents; No Defaults and Permits.

(a)        The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not (i) conflict with or result in a violation of any provision of its Articles or Bylaws or the organizational documents of any of its Subsidiaries or require the approval of the Company’s shareholders, (ii) materially violate or conflict with, or result in a material breach of any provision of, or constitute a material default under, or give rise to any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, indenture, mortgage, deed of trust, loan agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject or otherwise create a lien, pledge, restriction or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, or (iii) result in a material violation of any law, rule, regulation, order, judgment, injunction or decree of any court, arbitrator or governmental body (including, without limitation, United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or assets of the Company is bound or affected.

(b)        Neither the Company nor any Subsidiary is required to obtain any consent, approval, authorization, waiver or order of, give any notice to or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other Person in order for the Company to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for the registration of the Shares under the Securities Act pursuant to Article 6 hereof and any filings required to be made under federal or state securities or blue sky laws, which filings and/or notifications will be made prior to Closing or if permitted by such laws in the prescribed period after Closing. The Company is unaware of any facts or circumstances relating to the Company or any of its Subsidiaries, which could prevent the Company from obtaining or effecting any of the foregoing.

(c)        Neither the Company nor any Subsidiary is (i) in violation of its Articles, Bylaws, or other organizational documents, (ii) in material violation of, or in receipt of written notice of a material violation of, any statute, law, rule, regulation, order, decree, policy, guideline of any court, arbitrator or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or their respective properties and assets, or which would have the effect of revoking or limiting FDIC deposit insurance, or (iii) in material default in the performance of any obligation, agreement or condition contained in any bond, debenture, note, mortgage, deed of trust or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

(d)        The Company and each of its Subsidiaries have all franchises, permits, certificates, consents, authorizations, licenses, and any similar authority issued by the appropriate federal, state, local or foreign regulatory authorities

(collectively, “Permits”) necessary for the conduct of their respective businesses as currently being conducted and as currently proposed to be conducted, except for such franchise, permit, certificate, consent, authorization, license or similar authority, the lack of which has not and could not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary is in compliance with the terms and conditions of all such Permits and all such Permits are valid and in full force and effect. Neither the Company nor any of its Subsidiaries has received any actual notice of any action, claim, suit, investigation or proceeding, whether commenced or threatened, relating to revocation or modification of any such franchise, permit, certificate, consent, authorization, license, or similar authority that would give rise to the revocation or materially adverse modification of any such Permit.

2.7            Financial Statements. The Financial Statements and the related notes have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not be required to include footnotes, may be condensed or summary statements or may otherwise conform to GAAP) and fairly present in all material respects the consolidated balance sheet of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the Financial Statements or the Investor Presentation, the Company has no material liabilities or obligations, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2017; and (b) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2017. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. There is no transaction, arrangement, or other relationship between the Company (or any of its Subsidiaries) and an unconsolidated or other affiliated entity that is not reflected on or disclosed in the Financial Statements.

2.8            Records. The records, systems, controls, data and information of the Company and each of its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company and each of its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries (i) have implemented and maintains disclosure controls and procedures to ensure the reliability of the Financial Statements and to ensure that information relating to the Company and each of its Subsidiaries is made known to the chief executive officer, chief financial officer or other members of executive management of the Company by others within those entities as appropriate (A) which allow for maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (B) that provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (C) that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material adverse effect on its financial statements and (ii) maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Financial Statements for external purposes in accordance with GAAP, and have disclosed, based on their most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the board of directors of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that would be reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2013, (I) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accuracy or integrity of the Financial Statements or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices or (II) to the Company’s Knowledge, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of its officers, directors, employees or agents to the board of directors or any committee thereof or to any director or officer of the Company or any of its Subsidiaries. To the Company’s Knowledge, there has been no instance of fraud by the Company or any of its Subsidiaries, whether or not material, that occurred since December 31, 2013.

2.9            Accounting Controls. The Company and each of its Subsidiaries has made and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.10            Absence of Litigation. As of the date hereof, there is no action, suit, claim, proceeding or investigation before or by any court, public board, arbitrator, government agency, self-regulatory organization or body (“Action”) pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability or this Agreement or the issuance of the Shares or (ii) if determined adversely to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect if there were an unfavorable decision. Neither the Company, any of its Subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty relating to the Company or any of its Subsidiaries, nor is any such Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company or any of its Subsidiaries pending or which the Company or any of its Subsidiaries intends to initiate (other than collection or similar claims in the ordinary course of business). To the Company’s Knowledge, there has not been and there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any of their respective executive officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

2.11            Intellectual Property Rights. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any respect with or otherwise infringe upon any such rights of others. The Company and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how and, to the Company’s Knowledge, there exists no basis for any such claim to be asserted.

2.12            Placement Agents. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the Transactions, except for dealings with the Placement Agents, whose commissions and fees will be paid by the Company.

2.13            Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” an “affiliated person” of, a “promoter” or “principal underwriter” for an investment company as within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and the rules and regulations of the SEC promulgated thereby. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

2.14            No Material Adverse Change. Since December 31, 2017, there has not been any change, event or occurrence in the assets, business, properties, financial condition or results of operations of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. Since December 31, 2017 and prior to the Closing Date, (i) there has not been any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (ii) the Company has not sustained any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) other than as disclosed in the Investor Presentation, there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, and (v) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or Bank’s financial statements with respect thereto.

2.15            Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the Transactions. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity with respect to the Company) with respect to this Agreement and the Transactions and any advice given by any Purchaser or any of their respective representatives or agents to the Company in connection with this Agreement and the Transactions is merely incidental to such Purchaser’s purchase of the Shares. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based on the independent evaluation of the Transactions by the Company and its representatives.

2.16            Accountants. Crowe Horwath LLP, who has expressed its opinion with respect to the audited financial statements and schedules included as a part of the Financial Statements, is, and at the time it audited and reviewed such financial statements was, a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”), whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

2.17            Insurance. The Company and each of its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for a company (i) in the businesses and location in which the Company or such Subsidiary is engaged, (ii) with the resources of the Company or such Subsidiary, and (iii) at a similar stage of development as the Company or such Subsidiary. Neither the Company nor any such Subsidiary has received any written notice that the Company or such Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires. The Company believes it and each of its Subsidiaries will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.18            Labor Disputes. No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the Company’s Knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any such Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, could be expected to result in a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, except as otherwise disclosed to the Purchasers, no material employee has given notice to the Company or any of its Subsidiaries of his or her intent to terminate his or her employment or service relationship with the Company or any of its Subsidiaries. The Company and its Subsidiaries are in compliance with all laws concerning the classification of employees and independent contractors and have properly classified all such individuals for purposes of participation in employee benefit plans, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

2.19            Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any such Subsidiary (i) used any corporate funds of the Company or any of its Subsidiaries to give, agree, offer or promise to give any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) directly or indirectly given, agreed, offered or promised to give any unlawful gift, contribution, payment, rebate, payoff, influence payment, bribe or kickback to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, laws enacted to comply with the UN Convention Against Corruption and the OECD Anti-Bribery Convention, or any other anti-corruption or anti-bribery Law or requirement applicable to the Company and each of its Subsidiaries; (iv) directly, or indirectly through a third party, made, offered, paid, authorized, facilitated, or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, for the purpose of securing an improper advantage for the Company or any of its Subsidiaries; (v) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (vi) made any fraudulent entry on the books and records of the Company or any of its Subsidiaries; (vii) been under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) by any party, in connection with alleged or possible violations of any Law that prohibits bribery, corruption, fraud or other improper payments; or (viii) violated or is in violation of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, the USA PATRIOT ACT of 2001, the money laundering laws of any jurisdiction and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any governmental or regulatory authority or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened. The Company and each of its Subsidiaries and Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

2.20            Private Placement. Neither the Company nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the offer and sale of the Shares under the Securities Act. Assuming the accuracy of the representations and warranties of the Purchasers contained in Article 3 hereof, the issuance of the Shares are exempt from registration under the Securities Act and applicable state laws.

2.21            No Registration Rights. No Person has the right to (i) prohibit the Company from filing a Registration Statement or (ii) except as provided in Article 6, require the Company to register any securities for sale under the Securities Act by reason of the filing of a Registration Statement. The granting and performance of the registration rights under this Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

2.22            Taxes. The Company and its Subsidiaries have (i) paid all federal, state, local and foreign taxes and other governmental assessments and charges owed and due by them (whether or not shown in a tax return), except for those being contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP, (ii) prepared, on a consolidated basis, and timely filed all federal, state, local and foreign tax returns, reports and declarations required by any jurisdiction to which it is subject and such returns are true, complete and correct in all material respects, (iii) withheld or collected from each payment made to each of their respective employees, independent contractors, shareholders, creditors and other third parties the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper authorized depositories or government authorities, (iv) set aside on their respective books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which the above referenced returns, reports or declarations apply and (v) complied with all applicable information reporting requirements in all material respects. There is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets. There are no liens for taxes (other than for taxes not yet due and payable) upon any of the assets or properties of the Company or its Subsidiaries. The Company (a) is not subject to any outstanding audit, assessment, dispute or claim concerning any material tax liability of the Company or any of its Subsidiaries or their respective assets or properties either within the Company’s Knowledge or claimed, pending or raised by an authority in writing, and (b) is not a party to, bound by or otherwise subject to any obligation under any tax sharing or tax indemnity agreement or similar contract or arrangement (other than an agreement, similar contract or arrangement to which only the Company and its Subsidiaries are parties). Neither the Company nor any of its Subsidiaries has received notice of any claim made by an authority in any jurisdiction where the Company or any Subsidiary, as applicable, does not file tax returns that the Company or any Subsidiary, as applicable, is or may be subject to taxation by that jurisdiction.

2.23            Real and Personal Property. The Company and each of its Subsidiaries has good, marketable and indefeasible title to all material items of real and personal property owned by it, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that do not materially interfere with the value, use or proposed use of such property by the Company. Any real property and buildings held under lease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any such Subsidiary. No notice of a claim of default by any party to any real property lease entered into by the Company or any of its Subsidiaries has been delivered to either the Company or any of its Subsidiaries or, to the Company’s Knowledge, is now pending, and there does not exist any event or circumstance that with notice or passing of time, or both, would constitute a default or excuse performance by any party thereto. To the Company’s Knowledge, none of the owned or leased premises or real properties of the Company or any of its Subsidiaries are subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by the Company or any of its Subsidiaries, as the case may be.

2.24            Application of Takeover Protections. The Company does not currently have in place any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The execution and delivery of this Agreement and the consummation of the Transactions will not impose any restriction on any Purchaser, or create in any party (including any current shareholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s charter documents or the laws of its state of incorporation.

2.25            No Manipulation of Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or any other security of the Company to facilitate the sale or resale of any of the Shares.

2.26            FINRA. All of the information provided to the Placement Agents or to counsel for the Placement Agents by the Company, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, correct and compliant with FINRA’s rules, and any letters, filings or other supplemental information, if any, provided to Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to FINRA rules is true, complete and correct.

2.27            Environmental Laws. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, in each case, which violation, contamination, liability or claim, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and to the Company is not aware of any pending or threatened investigation which might lead to such a claim. Except as would not result in a Material Adverse Effect, and, to the Company’s Knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning or automotive services) involving the Company or any of its Subsidiaries, or any currently or formerly owned or operated property of the Company or any of its Subsidiaries, that could reasonably be expected to result in any claim, liability, investigation, cost or restriction against the Company or any of its Subsidiaries, or result in any restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any currently owned property of the Company or any of its Subsidiaries.

2.28            ERISA. The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”), and (i) each employee benefit plan, within the meaning of Section 3(3) of ERISA, for which the Company or any Subsidiary would reasonably be expected to have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its Subsidiaries; (iii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Subsidiaries; (iv) neither the Company nor any ERISA Affiliate (as defined below) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to an employee benefit plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of an employee benefit plan subject to Title IV of ERISA (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (v) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its Subsidiaries. ERISA Affiliate means, with respect to the Company, any member of any group of organizations described in Section 414 of the Code of which the Company is a member.

2.29            Anti-Money Laundering Laws. The operations of the Company and each of its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of all

Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s Knowledge, threatened.

2.30            Sanctions. None of the Company, any of its Subsidiaries or any officer or director of either the Company or any such Subsidiary, nor, to the Company’s Knowledge, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is or has been (i) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (A) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (B) the government of any Sanctioned Country, (C) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (D) any person, entity or organization made subject of any sanctions administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, or any joint venture partner or other Person, for the purpose of financing the activities of or business with any Person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any Person (including any Person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (ii) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States Law; (iii) is a Person currently the subject of any Sanctions; or (iv) located, organized or resident in any Sanctioned Country.

2.31            Bank Holding Company Act. The Company is duly registered as a bank holding company under the BHC Act, and meets in all material respects the applicable requirements for qualification as such. The activities of the Subsidiaries are permitted of subsidiaries of a bank holding company under applicable law and the rules and regulations of the Federal Reserve set forth in Title 12 of the Code of Federal Regulations. The Bank holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the State of California and under the Federal Deposit Insurance Act and the regulations promulgated thereunder. The Bank has been duly chartered and is validly existing as an California-chartered commercial bank. The Bank is the only depository institution that is a Subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of its jurisdiction of organization and under the state and federal banking laws and regulations that apply and govern the Bank.

2.32            Investor Presentation. The investor presentation dated July 30, 2018 – August 3, 2018 (the “Investor Presentation”) made available to the Purchasers, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, subject to the forward-looking statements disclaimer described therein.

2.33            Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

2.34            No Additional Agreements. The Company has no agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock on terms more favorable to such Person than as set forth herein.

2.35            Common Control. The Company is not and after giving effect to the offering and sale of the Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 C.F.R. Part 225)) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than the Company. Neither the Company nor any of its Subsidiaries controls, in the aggregate, 5% or more of the outstanding voting class, directly or indirectly, of any federally insured depository institution. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

2.36            Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(a)        Each of the Company and the Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or the Bank satisfied, (i) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(b)        No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank, or (iii) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concern with respect to the Company’s or the Bank’s compliance with laws.

For purposes of this Section 2.36: (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture, the Federal Housing Finance Agency or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a Person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

2.37            Risk Management Instruments. The Company and each of its Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and its Subsidiaries. Except as has not had or could not reasonably be expected to have a Material Adverse Effect, since December 31, 2017, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of its Subsidiaries, were entered into (a) only in the ordinary course of business, (b) in accordance with prudent practices and in all respects with all applicable laws, rules, regulations and regulatory policies and (c) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms. Neither the Company nor its Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

2.38            Nonperforming Assets. To the Company’s Knowledge, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

2.39            No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those Persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

2.40            Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

2.41            Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any of its Subsidiaries or, to the Company’s Knowledge, a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Subsidiaries, other than the Placement Agents with respect to the offer and sale of the Shares. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

2.42            No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 3 of this Agreement, none of the Company, any of its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause such offers and sales to be integrated for purposes of Regulation D with the offer and sale by the Company of the Shares or that otherwise would cause the exemption from registration under Regulation D to be unavailable in connection with the offer and sale by the Company of the Shares.

2.43            No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

2.44            Acknowledgment Regarding Purchase of Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Agreement and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Shares.

2.45            Use of Proceeds. The Company shall use the net proceeds of the sale of the Shares hereunder to repay outstanding indebtedness of the Company and for general corporate purposes.

ARTICLE 3

PURCHASER’S REPRESENTATIONS AND WARRANTIES

Each Purchaser represents and warrants to the Company and the Placement Agents, severally and not jointly, with respect to itself and its purchase hereunder, as of the date hereof and as of the Closing Date that:

3.1            Investment Purpose. The Purchaser is purchasing the number of Shares set forth opposite such Purchaser’s name on Exhibit A attached hereto for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other Persons regarding the sale or distribution of such Shares except in accordance with the provisions of Article 6 or except as would not result in a violation of the Securities Act. The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the provisions of Article 6 or pursuant to and in accordance with the Securities Act.

3.2            Information. The Purchaser has been furnished with all materials that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of, and request information from, management of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Agreement.

3.3            Acknowledgement of Risk.

(a)        The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) the Purchaser may not be able to liquidate its investment; (iii) transferability of the Shares is extremely limited; and (iv) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment;

(b)        The Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares and protecting its own interests in connection with such investment;

(c)        The Purchaser has, in connection with the Purchaser’s decision to purchase Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained herein and the Investor Presentation, and the Purchaser has, with respect to all matters relating to this Agreement and the offer and sale of the Shares, relied solely upon the advice of such Purchaser’s own counsel; and

3.4            Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

3.5            Transfer or Resale. The Purchaser understands that:

(a)        the Shares have not been and are not being registered under the Securities Act (other than as contemplated in Article 6) or any applicable state securities laws and, consequently, the Purchaser may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective Registration Statement under the Securities Act, as contemplated in Article 6; (ii) the Purchaser has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (iii) the Shares are sold or transferred pursuant to Rule 144; or (iv) the Shares are transferred to an Affiliate of the Purchaser and such Affiliate agrees to the same representations, warranties, covenants and other restrictions set forth herein;

(b)        any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)        except as set forth in Article 6, neither the Company nor any other Person is under any obligation to register the resale of the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6            Legends. The Purchaser understands the certificates representing the Shares will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares) while a legend is required on such shares:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER APPLICABLE SECURITIES LAWS, UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED TO THE EXTENT THAT SUCH OPINION IS REQUIRED PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT UNDER WHICH THE SHARES WERE ISSUED.

3.7            Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the Transactions. The Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) as enforceability may be subject to general principles of equity; and (iii) as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.8            Residency. Unless the Purchaser has otherwise notified the Company in writing, the Purchaser is a resident of, or organized under the laws of, the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

3.9            Acknowledgements Regarding Placement Agents.

(a)        The Purchaser acknowledges that the Placement Agents are acting as placement agent on a “best efforts” basis for the Shares being offered hereby and will be compensated by the Company for acting in such capacity. The Purchaser represents that (i) the Purchaser was contacted regarding the sale of the Shares by the Placement Agents or the Company (or an authorized agent or representative thereof) with whom the Purchaser entered into a verbal or written confidentiality agreement and (ii) no Shares were offered or sold to it by means of any form of general solicitation or general advertising as such terms are used in Regulation D of the Securities Act.

(b)        The Purchaser represents that it is making this investment based on the results of its own due diligence investigation of the Company, and has not relied on any information or advice furnished by or on behalf of the Placement Agents in connection with the Transactions. The Purchaser is purchasing the Shares directly from the Company and not from the Placement Agents. The Purchaser acknowledges that the Placement Agents have not made, and will not make, any representations and warranties with respect to the Company or the Transactions, and the Purchaser will not rely on any statements made by either Placement Agents, orally or in writing, to the contrary.

(c)        If the Purchaser is an employee benefit plan subject to ERISA or a “plan” subject to section 4975 of the Internal Revenue Code, the Purchaser acknowledges and agrees that none of the Company, the Bank nor the Placement Agents have acted, and none of them be treated, as an “investment advice fiduciary” (as contemplated in 29 C.F.R. 2510.3-21) for purposes of ERISA and section 4975 of the Internal Revenue Code, in connection with any commitments by, or information provided to, such investor by reason of 29 C.F.R. 2510.3-21(c)(1) – the exception for “transactions with independent fiduciaries with financial expertise.”

3.10            Accredited Investor. The Purchaser understands that the Shares are being offered and being sold to it in reliance upon specific exemptions from the registration requirements of United States Federal and state securities laws, including Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements, and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3) and (7) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a director or executive officer of the Company as such terms are defined in Rule 501(a)(4) of Regulation D.

3.11            No General Solicitation or General Advertising. The Purchaser: (i) became aware of the offering of the Shares, and the Shares were offered to the Purchaser, solely by direct contact between the Purchaser and the Company or the Placement Agents, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D); (ii) reached its decision to invest in the Company independently from any other Purchaser; (iii) has entered into no agreements with shareholders of the Company or other subscribers for the purpose of controlling the Company or any of its subsidiaries; and (iv) has entered into no agreements with shareholders of the Company or other subscribers regarding voting or transferring the Purchaser’s interest in the Company.

ARTICLE 4

COVENANTS

4.1            Expenses. The Company and each Purchaser is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

4.2            Financial Information. The financial statements of the Company will be prepared in accordance with GAAP, consistently applied (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements), and will fairly present in all material respects the consolidated financial position of the Company and consolidated results of its operations and cash flows as of, and for the periods covered by, such financial statements (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments.

4.3            Publicity. On or before 9:00 a.m., New York City time, on August 16, 2018, the Company shall issue a press release announcing the completion of the Transactions. From and after the issuance of the press release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the press release. The Company shall not publicly disclose the name of any Purchaser or its investment adviser, or include the name of any Purchaser or its investment adviser in any filing (other than in a Registration Statement and any exhibits to required governmental filings made in respect of this transaction) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

4.4            Sales by Purchasers. Each Purchaser will sell any Shares and, if applicable, held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Shares in violation of federal or state securities laws.

4.5            Additional Lock-Ups. If any additional persons shall become directors or executive officers of the Company prior to the date that is 90 days from the date hereof, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Placement Agents a lock-up agreement in the form attached as Exhibit B hereto.

4.6            Legend Removal.

(a)        To the extent the resale of the Shares is registered under the Securities Act pursuant to an effective Registration Statement, the Company agrees to promptly (i) authorize the removal of the legend set forth in Section 3.6 and any other legend not required by applicable law from such Shares and (ii) cause its transfer agent to issue such Shares without such legends to the holders thereof by electronic delivery at the applicable balance account at the Depository Trust Company upon surrender of any stock certificates evidencing such Shares. With respect to any Shares for which restrictive legends are removed pursuant to this Section 4.6(a), the holder thereof agrees to only sell such Shares when and as permitted by the effective Registration Statement covering such resale and in accordance with applicable securities laws and regulations. Any fees (with respect to the Company’s transfer agent, counsel or otherwise) associated with the removal of such legend(s) shall be borne by the Company.

(b)        The Purchaser may request that the Company remove, and the Company agrees to authorize the removal of any legend from the Shares (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the any holding period requirement under subparagraphs (b) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 4.6(b), the Company will, no later than three (3) Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Purchaser a certificate representing such securities that is free from all restrictive and other legends.

4.7            No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.8            Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of the Purchaser’s pro rata proportion) prior to or after the Closing, that would cause the Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.9%, without the prior written consent of the Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the Change in Bank Control Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause the Purchaser to “control” the Company under and for purposes of the BHC Act, the Change in Bank Control Act or any rules or regulations promulgated thereunder (or any successor provisions). In the event the Company breaches its obligations under this Section 4.9 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the affected Purchaser(s) and shall cooperate in good faith with such party to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

ARTICLE 5

CONDITIONS TO CLOSING

5.1            Conditions to Obligations of the Company. The Company’s obligation to complete the purchase and sale of the Shares and deliver stock certificate(s) to each Purchaser is subject to the waiver by the Company or fulfillment as of the Closing Date of the following conditions:

(a)        Receipt of Funds. The Company shall have received immediately available funds in the full amount of the Purchase Price for the Shares being purchased hereunder as set forth opposite such Purchaser’s name on Exhibit A hereto.

(b)        Representations and Warranties. The representations and warranties made by such Purchaser in Article 3 shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date.

(c)        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(d)        Absence of Litigation. No proceeding challenging this Agreement or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(e)        No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

5.2            Conditions to Purchasers’ Obligations at the Closing. Each Purchaser’s obligation to complete the purchase and sale of the Shares is subject to the waiver by such Purchaser or fulfillment as of the Closing Date of the following conditions:

(a)        Representations and Warranties. The representations and warranties made by the Company in Article 2 shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” in which case such representations and warranties (as so written, including the term “material” or “Material Adverse Effect”) shall be true and correct in all respects as of the Closing Date.

(b)        Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)        Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers a certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 5.2(a) and 5.2(b) have been fulfilled.

(d)        Secretary Certificate. A certificate of the Secretary of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date, (a) certifying the resolutions adopted by the board of directors of the Company or a duly authorized committee thereof approving the Transactions, including the issuance of the Shares, (b) certifying the current versions of the Articles and the Bylaws and (c) certifying as to the signatures and authority of persons signing the Agreement on behalf of the Company.

(e)        Blue Sky. The Company shall have obtained all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

(f)        Legal Opinion. The Company shall have delivered to such Purchaser an opinion, dated as of the Closing Date, from Stinson Leonard Street LLP, counsel to the Company, in substantially the form attached as Exhibit D hereto, which shall be addressed to such Purchaser and the Placement Agents.

(g)        Share Issuance. The Company shall have delivered stock certificate(s) to each Purchaser (or such Purchaser’s nominee) representing the number of shares set forth opposite such Purchaser’s name on Exhibit A hereto.

(h)        Aggregate Proceeds. The gross proceeds from the Shares sold by the Company on the Closing Date shall be at least $20 million.

(i)        Absence of Litigation. No proceeding challenging this Agreement or the Transactions, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official.

(j)        No Governmental Prohibition. The sale of the Shares by the Company shall not be prohibited by any law or governmental order or regulation.

(k)        Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(l)        Lock-Ups. The Company shall have furnished to each of the Placement Agents lock-up agreements in the form attached as Exhibit B hereto (each, a “Lock-Up Agreement”) duly executed and delivered by each of the directors and executive officers of the Company.

ARTICLE 6

REGISTRATION RIGHTS

6.1            Beginning on the third anniversary of the Closing Date, upon the receipt of a written request by a Holder of Registrable Securities that the Company effect the registration of the Registrable Securities held by such Holder (a “Registration Request”), the Company shall, as soon as reasonably practicable, but no later than one hundred and twenty (120) days of its receipt of the Registration Request, file a Registration Statement (the date of such filing, the “Filing Date”) covering the resale of the Registrable Securities with the SEC for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holder submitting the Registration Request may reasonably specify (the “Initial Registration Statement”). Promptly after receiving such Registration Request, the Company shall give written notice of such Registration Request to all other registered Holders of Registrable Securities (the “Registration Notice”), and the Company shall include in the Initial Registration Statement the Registrable Securities held by all such Holders who provide written notice, within twenty (20) days of such Registration Notice, of their intent to have the Registrable Securities held by them registered on such Initial Registration Statement. The Initial Registration Statement shall be on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering, and the Company shall effect the registration, qualifications or compliances (including, without limitation, the execution of any required undertaking to file post-effective amendments, appropriate qualifications or exemptions under applicable blue sky or other state securities laws and appropriate compliance with applicable securities laws, requirements or regulations) as promptly as possible after the Filing Date, but in any event prior to the date which is 45 days after the Filing Date in the event of no review by the SEC, or if earlier, five Business Days after a determination by the SEC that it will not review the Initial Registration Statement, or 120 days after the Filing Date in the event of a review by the SEC, or, if earlier, five Business Days following completion of any review by the SEC (such applicable deadline, the “Effectiveness Deadline”). For purposes of clarification, any failure by the Company to file the Initial Registration Statement within 180 days of receipt of a Registration Request, or to have such Registration Statement declared effective by the applicable Effectiveness Deadline, shall not otherwise relieve the Company of its obligations to file or effect the Initial Registration Statement as set forth above in this Section 6.1. In the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on a single Registration Statement, the Company agrees to promptly (i) inform each of the Holders thereof, (ii) use its reasonable efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (iii) withdraw the Initial Registration Statement and file a new Registration Statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale the Registrable Securities as a secondary offering; provided, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use its reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more Registration Statements on Form S-3 or, if the Company is ineligible to register for resale the Registrable Securities on Form S-3, such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”); provided, however, that notwithstanding any other provision of this Agreement, the Company will be required to effect no more than two registrations in any twelve-month period. Notwithstanding any other provision of this Agreement and subject to the payment of damages in Section 6.4, if the SEC limits the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), any required cutback of Registrable Securities shall be applied to the Purchasers pro rata in accordance with the number of such Registrable Securities sought to be included in such Registration Statement by reference to the amount of Registrable Securities set forth opposite such Purchaser’s name on Exhibit A (and in the case of a subsequent transfer of Registrable Securities effected in compliance with Section 6.10, the initial Purchaser’s transferee(s)) relative to the aggregate amount of all Registrable Securities. Not less than three Business Days prior to the filing of any Registration Statement, the Company shall provide, in accordance with Section 8.6, each Holder of Registrable Securities named therein a draft of such Registration Statement for such Holder’s review and comment, and shall not file such Registration Statement without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, that if such Holder unreasonably withholds or delays its consent to filing of the Registration Statement, the Company may file the Registration Statement and not include such Holder’s Shares in the Registration Statement, the Company shall not be deemed to be in a Registration Default with respect to such Holder. Notwithstanding anything contained herein to the contrary, if the Filing Date or Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Date or Effectiveness Deadline, as applicable, shall be extended to the next Business Day on which the SEC is open for business. If the Initial Registration Statement is not filed on Form S-3 and at any time following the Closing Date, the Company is eligible to file a Registration Statement on Form S-3, the Company may file such Registration Statement covering the resale of the Registrable Securities with the SEC on Form S-3 and withdraw, upon the effectiveness of such Registration Statement on Form S-3, the Initial Registration Statement, New Registration Statement or Remainder Registration Statements, as applicable, including by filing a post-effective amendment on Form S-3 to such Registration Statements. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

6.2        (a)         If the Company intends to file a Registration Statement covering a primary or secondary offering of any of its Common Stock or Other Securities, whether or not the sale is for its own account, which is not a registration solely to implement an employee benefit plan pursuant to a Registration Statement on Form S-8 (or successor form), a Registration Statement on Form S-4 (or successor form) or a transaction to which Rule 145 or any other similar rule of the SEC is applicable, the Company will promptly (and in any event at least ten (10) Business Days before the anticipated filing date) give written notice to the Holders of its intention to effect such a registration. The Company will effect the registration under the Securities Act of all Registrable Securities that the Holder(s) request(s) be included in such registration (a “Piggyback Registration”) by a written notice delivered to the Company within five (5) Business Days after the notice given by the Company in the preceding sentence. Subject to Section 6.2(b), securities requested to be included in a Company registration pursuant to this Section 6.2 shall be included by the Company on the same form of Registration Statement as has been selected by the Company for the securities the Company is registering for sale referred to above. The Holders shall be permitted to withdraw all or part of the Registrable Securities from the Piggyback Registration at any time at least five (5) Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. If the Company elects to terminate any registration filed under this Section 6.2 prior to the effectiveness of such registration, the Company will have no obligation to register the securities sought to be included by the Holders in such registration under this Section 6.2, except as set forth in Section 6.1; provided, however, the Company must provide each Holder that elected to include any Registrable Securities in such Piggyback Registration prompt written notice of such termination or withdrawal. There shall be no limit to the number of Piggybank Registrations pursuant to this Section 6.2(a).

(b)        If a Registration Statement under this Section 6.2 relates to an underwritten offering and the managing underwriter(s) advise(s) the Company that in its or their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriter(s) can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the Common Stock and Other Securities the Company proposes to sell, (ii) second, the Registrable Securities of the Holders who have requested inclusion of Registrable Securities pursuant to this Section 6.2, pro rata on the basis of the aggregate number of such securities or shares owned by each such Person, or as such Holders may otherwise agree, and (iii) third, any other securities of the Company that have been requested to be so included. The Company shall select the investment banking firm or firms to act as the lead underwriter or underwriters in connection with an underwritten offering made pursuant to this Section 6.2. No Holder may participate in any underwritten registration under this Section 6.2 unless such Holder (i) agrees to sell the Registrable Securities it desires to have covered by the underwritten offering on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law or reasonably requested by the underwriters; provided further that no Holder shall be required to make any representations or warranty or any agreement that is more extensive or burdensome than those made by other shareholders of the Company.

(c)        The Company’s obligations under Section 6.1 shall not be affected by the filing or effectiveness of the Piggyback Registration; provided, however, and for the avoidance of doubt, a sale under such Piggyback Registration shall cause such sold securities to cease being Registrable Securities.

6.3            All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 6.1 or 6.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders pro rata on the basis of the number of securities so registered.

6.4            The Company further agrees that, in the event that (i) the Initial Registration Statement has not been filed with the SEC by the Filing Date, (ii) the Initial Registration Statement or the New Registration Statement, as applicable, has not been declared effective by the SEC by the applicable Effectiveness Deadline, (iii) after such Registration Statement is declared effective by the SEC, (A) such Registration Statement is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the prospectus therein to resell such Registrable Securities, other than, in each case, within the time period(s) permitted by Section 6.8(b), (iv) in an underwritten offering in which the Holders’ securities are excluded from such offering as permitted by Section 6.2(b), or (v) after the date six months following the Filing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (each such event referred to in clauses (i), (ii), (iii), (iv) and (v), a “Registration Default,” and the date on which such Registration Default occurs being referred to as a “Default Date”), for all or part of any 30-day period (each a “Penalty Period”) during which the Registration Default remains uncured (which initial 30-day period shall commence on the fifth Business Day after the Default Date if such Registration Default has not been cured by such date and a new Penalty Period shall commence on the first day following the expiration of a Penalty Period if the Registration Default has not been cured), the Company shall pay to each Holder (other than Holders whose shares are included in the Registration Statement pursuant to Section 6.1 or 6.2) an amount in cash, as liquidated damages and not as a penalty, equal to 0.5% of the Purchase Price in respect of such Holder’s Registrable Securities for each Penalty Period during which the Registration Default remains uncured; provided, that in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement more than 0.5% of the Purchase Price of the Registrable Securities held by such Holder in any Penalty Period and in no event shall the Company be required hereunder to pay to any Holder pursuant to this Agreement an aggregate amount that exceeds 5.0% of the Purchase Price of the Registrable Securities held by such Holder. The Company shall deliver said cash payment to the Holders by the fifth Business Day after the end of such Penalty Period. If the Company fails to pay said cash payment to the Holders in full by the fifth Business Day after the end of such Penalty Period, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holders, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, in the event a Registration Default occurs pursuant to clause (iii) or (iv) hereof, the 0.5% of liquidated damages referred to above for any Penalty Period shall be reduced to equal the percentage determined by multiplying 0.5% by a fraction, the numerator of which shall be (x) for a Registration Default pursuant to clause (iii), the number of Registrable Securities covered by the Registration Statement that is suspended by the Company or ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective which are still Registrable Securities at such time and for which there is not otherwise an effective Registration Statement at such time, and (y) for a Registration Default pursuant to clause (iv), the number of Registrable Securities excluded from the underwritten offering pursuant to Section 6.2(b), and, for a Registration Default pursuant to either clause (iii) or (iv), the denominator of which shall be the number of Registrable Securities at such time. With respect to each Purchaser, the Filing Date and the Effectiveness Deadline for a Registration Statement shall be extended without default or payment of the penalties set forth in this Section 6.4 in the event that the Company’s failure to file and/or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Filing Date and the Effectiveness Deadline, as applicable, would be extended for such Holder only until five Business Days following the date of receipt by the Company of such requested information). The parties agree that the liquidated damages contemplated by this Section 6.4 shall be the sole and exclusive remedy of a Holder in the event of a

Registration Default. Notwithstanding anything to the contrary contained herein, in no event shall a Registration Default be deemed to occur with respect to any Shares that are not also Registrable Securities.

6.5            In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a)        except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company is required to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the third anniversary of the Filing Date or (ii) the date all Shares held by such Holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b)        advise the Holders within five Business Days (which notification shall not contain any material non-public information regarding the Company):

(i)        when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)        of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)        of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)        of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)        of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c)        use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)        if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the SEC;

(e)        during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f)        during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its shareholders, if any (which annual report shall contain financial statements audited in accordance with GAAP by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to shareholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of shareholders, (D) each of its quarterly reports to its shareholders, and, if not included in substance in its quarterly reports to shareholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g)        prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h)        upon the occurrence of any event contemplated by Section 6.5(b)(v) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)        otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC which could affect the sale of the Registrable Securities;

(j)        use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k)        use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l)        provide to each Purchaser and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Purchaser may reasonably request in order to fulfill any due diligence obligation on its part; and

(m)        provide a single counsel designated by notice to the Company from the Holders of a majority of the Registrable Securities or, if no such counsel is designated by such Holders, reasonably selected by the Company, for the Purchasers to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-3 solely for the purpose of incorporating other filings with the SEC into such Registration Statement and other than an amendment to a Registration Statement of Form S-1 on Form S-3 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within two Business Days prior to the filing thereof with the SEC;

provided, that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Purchaser or its representatives with material, non-public information unless such Purchaser agrees to receive such information and enters into a customary written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

6.6            The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 6.1 or 6.2 hereof as a result of any controversy that may arise with respect to the proper implementation of this Agreement.

6.7        (a)         To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, each of its directors, officers, partners, members, managers and investment advisers and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, preliminary prospectus, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation by the Company of any rule or regulation promulgated by the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each Holder and each Person controlling such Holder, for all reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating, preparing to defend, defending or settling any such claim, loss, damage, liability or action as incurred; provided, that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in preparation of any Registration Statement, preliminary prospectus, prospectus, amendment or supplement; provided further, that the Company will not be liable in any such case where the claim, loss, damage or liability arises out of or is related to the failure of such Holder to comply with its covenants and agreements contained in this Agreement respecting sales of Registrable Securities, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time any Registration Statement becomes effective or in an amended prospectus filed with the SEC pursuant to Rule 424(b) which meets the requirements of Section 10(a) of the Securities Act (each, a “Final Prospectus”), such indemnity shall not inure to the benefit of any such Holder or any such controlling Person, if a copy of a Final Prospectus furnished by the Company to the Holder for delivery was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage.

(b)        In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall severally, and not jointly, indemnify the Company, each of its directors and officers, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to which the Company may become subject under the Securities Act or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 6.7(c) below), insofar as such claims, losses, damages and liabilities arise out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, preliminary prospectus, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors and officers, and each Person controlling the Company for all reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing to defend, defending or settling any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use in preparation of any Registration Statement, preliminary prospectus, prospectus, amendment or supplement; provided that the indemnity shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of a prospectus was not made available to the Person asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act and a Final Prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c)        Each party entitled to indemnification under this Section 6.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the

Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement or compromise of, consent to the entry of any judgement with respect to any pending or threatened action or claim effected without its prior written consent. No Indemnifying Party, in its defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement, which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) contains any statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)        If the indemnification provided for in this Section 6.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that no person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities as who was not guilty of fraudulent misrepresentation. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 6.7(d), no Holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the net proceeds received by such Holder from the sale of any Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Holders’ obligations in this Section 6.7(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

6.8        (a)         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 6.1 or 6.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)        Each Holder shall suspend, upon request of the Company, any disposition of Registrable Securities pursuant to any Registration Statement and prospectus contemplated by Section 6.1 or 6.2 during no more than two periods of no more than 30 calendar days each during any 12-month period to the extent that the Board of Directors of the Company determines in good faith that the sale of Registrable Securities under any such Registration Statement would be reasonably likely to cause a violation of the Securities Act or Exchange Act.

(c)        As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing, including completing a customary Registration Statement Questionnaire in the form provided by the Company, or as shall be required in connection with any registration referred to in this Article 6.

(d)        Each Holder hereby covenants with the Company (i) not to make any sale of the Registrable Securities pursuant to any Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Registrable Securities are to be sold by any method or in any transaction other than on a national securities exchange or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five Business Days prior to the date on which the Holder first offers to sell any such Registrable Securities.

(e)        At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold.

6.9            With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, if the Company becomes subject to the reporting requirements under the Exchange Act, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a)        make and keep adequate, current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)        so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.10            Prior to the time that Registration Statement(s) covering the resale of all Registrable Securities have been declared effective by the SEC, the Company shall not file with the SEC a registration statement under the Securities Act of any of its equity securities other than a registration statement required to be filed pursuant to this Agreement, a registration statement on Form S-8 or, in connection with an acquisition, a registration statement on Form S-4; provided, that the foregoing restrictions in this Section 6.10 shall terminate upon such time as (i) the Company effects a Piggyback Registration, (ii) all of the Registrable Securities have been publicly sold by the Holders or (iii) all of the Registrable Securities may be sold under Rule 144 during any 90-day period.

6.11            Each Purchaser agrees that it will not, without the prior written consent of the applicable managing underwriter, during the period commencing on the date of the final prospectus relating to an initial public offering or other registration by the Company relating an underwritten offering of shares of its Common Stock or any other equity securities under the Securities Act, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred and eighty (180) days, provided that if during the last seventeen (17) days of such period the Company issues an earnings or other material public release or, prior to the expiration of such period, the Company announces that it will release an earnings or other material public release within fifteen (15) days of the last day of such period, then in each such case such period may be extended upon the request of the managing underwriter for an additional period of up to eighteen (18) days from the date of the issuance of such earnings or other material public release) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock originally purchased by the Purchaser pursuant to the Purchase Agreement (the “Original Securities”) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Original Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Original Securities or other securities, in cash, or otherwise. The foregoing provisions of this Section 6.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Purchaser only if all executive officers and directors of the Company are subject to at least the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Purchaser further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.11 or that are necessary to give further effect thereto. For the avoidance of doubt, in no event shall a Holder or any Affiliate of a Holder be restricted from selling or otherwise disposing of any securities of the Company other than the Original Securities by the terms of this Article VI and Sections 3.5 and 4.5.

6.12            The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Sections 6.1 and 6.2 may be assigned by a Holder in connection with a transfer by such Holder of all or a portion of its Registrable Securities; provided, that such transfer must be made at least ten days prior to the Filing Date and that

(i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company at least ten days prior to the Filing Date; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this Section 6.12, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

6.13            The rights of any Holder under any provision of this Article 6 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

6.14            The Company will not enter into any agreements with any holder or prospective holder of any securities of the Company which would grant such holder or prospective holder registration rights with respect to the securities of the Company which would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration. If the Company enters into an agreement that contains terms more favorable, in form or substance, to any shareholders than the terms provided to the Holders under this Agreement, then the Company shall grant, in writing, any such more favorable terms for the benefit of the Holders.

ARTICLE 7

DEFINITIONS

7.1            “Action” has the meaning set forth in Section 2.10.

7.2            “Affiliate” means, with respect to any Person (as defined below), any other Person controlling, controlled by or under direct or indirect common control with such Person (for the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing).

7.3             “Agency” has the meaning set forth in Section 2.36.

7.4             “Agreement” has the meaning set forth in the preamble.

7.5             “Articles” has the meaning set forth in Section 2.3.

7.6            “Bank” has the meaning set forth in Section 2.1(b).

7.7            “BHC Act” has the meaning set forth in Section 2.35.

7.8            “BHC Act Control” has the meaning set forth in Section 2.5(c).

7.9            “Business Day” means a day Monday through Friday on which banks are generally open for business in New York City.

7.10             “Bylaws” has the meaning set forth in Section 2.3.

7.11            “CDBO” has the meaning set forth in Section 2.5.

7.12             “Closing” has the meaning set forth in Section 1.3.

7.13            “Closing Date” has the meaning set forth in Section 1.3.

7.14            “Common Stock” means the common stock, no par value per share, of the Company.

7.15             “Company” has the meaning set forth in the preamble. For purposes of the Company’s representations and warranties in Article II, references to the Company with respect to all times prior to the Reorganization Date, shall be deemed to be references to the Bank rather than the Company.

7.16            “Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, as the case may be, that the statement is based upon the respective actual knowledge of, or the knowledge that would reasonably be expected to be obtained based upon the position or office of, the Company’s and Bank’s executive chairman, chief executive officer, president, and chief financial officer, after reasonable investigation.

7.17            “Company Reports” has the meaning set forth in Section 2.5(c).

7.18            “Covered Person(s)” has the meaning set forth in Section 2.39.

7.19            “CRA” has the meaning set forth in Section 2.5(a).

7.20            “Currency and Foreign Transactions Reporting Act” has the meaning set forth in Section 2.5(b).

7.21            “Default Date” has the meaning set forth in Section 6.4.

7.22            “Disqualification Events” has the meaning set forth in Section 2.39.

7.23            “Environmental Laws” has the meaning set forth in Section 2.27.

7.24            “ERISA” has the meaning set forth in Section 2.28.

7.25            “Evaluation Date” has the meaning set forth in Section 2.8.

7.26            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.27            “FDIC” has the meaning set forth in Section 2.5(a).

7.28            “Federal Reserve” has the meaning set forth in Section 2.5(a).

7.29            “Filing Date” has the meaning set forth in Section 6.1.

7.30            “Final Prospectus” has the meaning set forth in Section 6.7(a).

7.31            “Financial Statements” means the audited and unaudited financial statements of the Company issued for the annual and quarterly fiscal periods ending December 31, 2016 and thereafter.

7.32            “FINRA” has the meaning set forth in Section 2.26.

7.33            “Holders” means any Person holding Registrable Securities or any Person to whom the rights under Article 6 have been transferred in accordance with Section 6.12 hereof.

7.34            “Indemnified Party” has the meaning set forth in Section 6.7(c).

7.35            “Indemnifying Party” has the meaning set forth in Section 6.7(c).

7.36            “Initial Registration Statement” has the meaning set forth in Section 6.1.

7.37            “Insurer” has the meaning set forth in Section 2.36.

7.38            “Investment Company Act” has the meaning set forth in Section 2.13.

7.39            “Investor Presentation” has the meaning set forth in Section 2.32.

7.40            “Loan Investor” has the meaning set forth in Section 2.36.

7.41             “Lock-Up Agreement” has the meaning set forth in Section 5.2(l).

7.42            “Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, operations, assets, properties, results of operations, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of this Agreement, or (c) the ability of the Company to perform its obligations pursuant to the Transactions.

7.43            “Money Laundering Laws” has the meaning set forth in Section 2.19.

7.44            “New Registration Statement” has the meaning set forth in Section 6.1.

7.45            “OFAC” has the meaning set forth in Section 2.30.

7.46            “Offering” means the private placement of the Company’s Shares contemplated by this Agreement.

7.47            “Original Securities” has the meaning set forth in Section 6.11.

7.48            “Other Securities” means the shares of Common Stock or other capital stock of the Company that the Company is registering pursuant to a Registration Statement.

7.49            “PCAOB” has the meaning set forth in Section 2.16.

7.50            “Penalty Period” has the meaning set forth in Section 6.4.

7.51            “Permits” has the meaning set forth in Section 2.6(d).

7.52            “Person” means any person, individual, corporation, limited liability company, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

7.53            “Piggyback Registration” means has the meaning set forth in Section 6.2(a).

7.54            “Placement Agents” mean Keefe, Bruyette & Woods, Inc. and the Hovde Group.

7.55            “Purchase Price” has the meaning set forth in Section 1.1.

7.56            “Purchasers” mean the Purchasers whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

7.57            The terms “register,” “registered” and “registration” refer to the registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

7.58            “Registrable Securities” means the Shares; provided, that Shares shall only be treated as Registrable Securities if and only for so long as they (i) have not been disposed of pursuant to a Registration Statement declared effective by the SEC as contemplated by this Agreement, (ii) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (iii) are held by a Holder or a permitted transferee pursuant to Section 6.10; provided further, that Shares issued by the Company pursuant to this Agreement shall cease to be treated as Registrable

Securities if such Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on a national securities exchange.

7.59            “Registration Default” has the meaning set forth in Section 6.3.

7.60            “Registration Expenses” means all expenses incurred by the Company in complying with Section 6.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

7.61            “Registration Notice” has the meaning set forth in Section 6.1.

7.62            “Registration Period” has the meaning set forth in Section 6.5(a).

7.63            “Registration Request” has the meaning set forth in Section 6.1.

7.64            “Registration Statement” means any one or more Registration Statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement, Form S-3 Registration Statement, and any Remainder Registration Statements) and amendments and supplements to such Registration Statements, including post-effective amendments.

7.65            “Regulation D” has the meaning set forth in the Recitals.

7.66            “Regulatory Agreement” has the meaning set forth in Section 2.5(e).

7.67            “Remainder Registration Statement” has the meaning set forth in Section 6.1.

7.68            “Reorganization Date” means June 30, 2017.

7.69            “Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

7.70            “Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule.

7.71            “Sanctioned Countries” has the meaning set forth in Section 2.30.

7.72            “Sanctions” has the meaning set forth in Section 2.30.

7.73            “SEC” means the United States Securities and Exchange Commission.

7.74            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

7.75            “Selling Expenses” means all selling commissions, discounts and expenses applicable to the sale of Registrable Securities and all fees and expenses of legal counsel of any Holder.

7.76            “Shares” has the meaning set forth in Section 1.1.

7.77            “Solicitor” has the meaning set forth in Section 2.39.

7.78            “Stock Plans” has the meaning set forth in Section 2.3.

7.79            “Subsidiary” of any Person shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

7.80            “Transactions” shall mean the transactions contemplated hereby (including the issuance and sale of the Shares).

7.81            “USA PATRIOT Act” has the meaning set forth in Section 2.5(a).

ARTICLE 8

GOVERNING LAW; MISCELLANEOUS

8.1            Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

8.2            Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.3            Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4            Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5            Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 8.5 shall be binding upon such party, including with respect to any Shares purchased under this Agreement at the time outstanding and held by such party (including securities into which such Shares are convertible and for which such Shares are exercisable) and each future holder of all such securities.

8.6            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:            California BanCorp

1300 Clay Street, Suite 500

Oakland, California 94612

Email Address: seshelton@bankcbc.com

Attention: Steven E. Shelton

With a copy to:                Stinson Leonard Street LLP

6400 South Fiddlers Green Circle, Suite 1900

Greenwood Village, Colorado 80111

Email Address: ernie.panasci@stinson.com

Attention: Ernest Panasci

If to a Purchaser: To the address set forth immediately below such Purchaser’s name on the signature pages hereto. Each party will provide ten days’ advance written notice to the other parties of any change in its address.

8.7            Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers, and no Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except (i) as permitted in accordance with Section 6.11 hereof or (ii) an assignment of rights hereunder in whole or in part to any Affiliate of such Purchaser, provided that such transferee of such Purchaser shall agree in writing to be bound by the terms and conditions of this Agreement that apply to “Purchasers.”

8.8            Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns and the Placement Agents, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8.9            Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

8.10            Construction, Etc. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The phrase “made available”, when used in reference to a document, means that the document was delivered or provided to the Purchasers.

8.11            Equitable Relief. The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers are entitled to seek temporary and permanent injunctive relief in any such case. Each Purchaser also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Company. Each Purchaser therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

8.12            Survival of Representations and Warranties and Covenants. Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers contained herein shall survive the Closing and the delivery of the Shares for a period of two (2) years following the Closing and the delivery of the Shares. The covenants and agreements made by the Company and the Purchaser herein shall survive the Closing and shall continue until such time as such covenants and agreements are no longer applicable or have any effect.

8.13            Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the Transactions. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

8.14            Termination. This Agreement may be terminated at any time prior to the Closing with respect to one or more Purchasers:

(a)        by mutual written consent of the Company and such Purchaser(s);

(b)        by the Company if there has been a material breach by such Purchaser(s) of a representation, warranty or agreement contained herein that remains uncured after five (5) days’ written notice of such material breach;

(c)        by such Purchaser(s) if there has been a material breach by the Company of a representation, warranty or agreement contained herein that remains uncured after five (5) days’ written notice of such material breach; and

(d)        by the Company or such Purchaser(s) if the Closing has not occurred by 11:59 p.m. Pacific Time on September 15, 2018, or such other date as the parties mutually agree in writing, unless the failure of the Closing to occur by that date has resulted from the material breach of this Agreement by the party seeking to terminate this Agreement.

8.15            Effect of Termination. If this Agreement is terminated as provided in Section 8.14, it shall become wholly void and of no further force and effect and there shall be no further liability or obligation on the part of any party hereto except, in the case of the Company, to return any subscription funds previously received by it to the relevant Purchasers in accordance with Section 1.2, as are required of it, but such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a material breach of a representation, warranty, or agreement made by another party hereto. Termination of this Agreement shall have no effect on any separate nondisclosure agreement or confidentiality agreement to which a Purchaser may be a party.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

CALIFORNIA BANCORP

By:	/s/ Steven E. Shelton
Name:	Steven E. Shelton
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PURCHASER:

By:

Name:

Title:

Address:

Facsimile:

[Signature page to Secretary’s Certificate]